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                                                                      EXHIBIT 23




INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-17366 of United Companies Financial Corporation on Form S-8 of our report dated July 12, 1995, appearing in this Annual Report on Form 11-K of United Companies Financial Corporation Employees' Savings Plan and Trust for the year ended December 31, 1994.




/s/  DELOITTE & TOUCHE LLP

Baton Rouge, Louisiana
July 12, 1995





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